SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     August 24, 2009 (August 18, 2009)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices)                                                                                                          (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2009, Tri-S Security Corporation (the “Company”) and its subsidiaries entered into certain amendments (collectively, the “Amendments”) to the credit facility with LSQ Funding Group, L.C. and BRE LLC (together, the “Lenders”). The Amendments: (i) discharge and forgive $600,000 of accrued and unpaid overadvance fees owed by the Company and its subsidiaries; (ii) eliminate the overadvance fees charged by the Lenders on funds advanced under the credit facility in excess of the borrowing base; (iii) eliminate the minimum balance fee on the $2.5 million term loan provided to the Company and its subsidiaries under the credit facility (the “Term Loan”); (iv) increase the maximum interest rate on the Term Loan to 18.0% per annum; (v) provide that any loans, dividends or other distribution made by Paragon Systems, Inc., a wholly-owned subsidiary of the Company (“Paragon Systems”), to the Company or any of its other subsidiaries after November 1, 2009, may not exceed 40% of Paragon Systems’s excess cash flow (as defined in the Amendments) on a monthly basis; (vi) require that Paragon Systems maintain a fixed charge coverage ratio (as defined in the Amendments) of 1.0 to 1.1; and (vii) provide that Paragon Systems is the primary borrower under the credit facility.

In addition, on August 19, 2009, the Company and its subsidiaries amended the Forbearance Agreement with the Lenders to extend through October 31, 2010, the forbearance period under the credit facility (as amended, the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, the Lenders have agreed to forbear during the forbearance period from exercising all remedies available to them in connection with certain existing defaults.

Item 8.01	Other Events.

On August 24, 2009, the Company announced that it intends to voluntarily deregister its common stock and publicly-traded warrants under the Securities and Exchange Act of 1934, as amended, by filing a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about September 8, 2009. Upon such filing, the Company’s obligation to file certain reports with the SEC, including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, respectively, will be immediately superseded. A press release making this announcement is filed with this Form 8-K as Exhibit 99.5.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of August 18, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C. and BRE LLC, on the other hand.

99.2	Amendment No. 3 to Loan and Security Agreement, dated as of August 18, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C., on the other hand.

99.3	Amended and Restated Guarantee, dated as of August 18, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C. and BRE LLC, on the other hand.

99.4	Amendment No. 2 to Amendment and Forbearance Agreement, dated as of August 19, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C. and BRE LLC, on the other hand.

99.5	Press Release issued August 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: August 24, 2009

EXHIBIT INDEX

99.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of August 18, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C. and BRE LLC, on the other hand.

99.2	Amendment No. 3 to Loan and Security Agreement, dated as of August 18, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C., on the other hand.

99.3	Amended and Restated Guarantee, dated as of August 18, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C. and BRE LLC, on the other hand.

99.4	Amendment No. 2 to Amendment and Forbearance Agreement, dated as of August 19, 2009, among the Company and certain of its subsidiaries, on the one hand, and LSQ Funding Group L.C. and BRE LLC, on the other hand.

99.5	Press Release issued August 24, 2009.